Exhibit 99.2

NEWS RELEASE

Investor Relations Contact:	Media Contacts:

AngioDynamics, Inc. Michael Greiner 518-795-1821 mgreiner@angiodynamics.com	AngioDynamics, Inc. Saleem Cheeks 518-795-1174 scheeks@angiodynamics.com	Medline Blair Klein 847-643-3308 bklein@medline.com

AngioDynamics Announces Agreement to
Sell NAMIC® Fluid Management Business to
Medline Industries, Inc. for $167.5 Million

●	AngioDynamics to host conference call today at 5:00 p.m. ET

Latham, New York, April 17, 2019 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for oncology, vascular access, and peripheral vascular disease, today announced that it has entered into a definitive agreement to sell its NAMIC® fluid management portfolio to Medline Industries, Inc. for $167.5 million, subject to customary closing conditions including antitrust review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

The transaction consists of AngioDynamics’ NAMIC brand and its extensive offering of manifolds, contrast management systems, closed fluid systems, guidewires, disposable transducers, and interventional accessories. Additionally, AngioDynamics’ primary Glens Falls, New York manufacturing facility, including all related manufacturing jobs and the sales & marketing teams that support the NAMIC business, will be acquired by Medline as part of the transaction.

Upon completion of the transaction, AngioDynamics intends to use the net cash proceeds of approximately $160.0 million to pay down all outstanding debt.  The cash balance of approximately $74.0 million will be used to support strategic investments in the Company’s existing portfolio to drive enhanced growth and future profitability.

“Today marks another important chapter in the transformation of AngioDynamics. Over the past three years, we have streamlined our manufacturing operations and made significant improvements to our research and development process, enabling us to develop high-quality, innovative medical devices for our customers,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. “These actions, combined with our ongoing portfolio optimization efforts, including today’s announced transaction with Medline, provide us with the foundation to drive sustainable and increased top-line growth and deliver high-quality new therapies that address unmet patient needs.  We are excited that this strategic transaction will enable us to accelerate highly-focused investments in our key therapeutic areas including Oncology and Thrombus Management.”

Mr. Clemmer added, “Through this acquisition, Medline gains a deeply experienced and dedicated workforce with a strong commitment to delivering high-quality, dependable devices that clinicians trust to provide the best patient care. We are pleased that Medline, an industry-leading manufacturer and distributor, is acquiring the NAMIC portfolio, and we welcome the Medline team to the vibrant business community of ‘Catheter Valley’.”

“The NAMIC Fluid Management business is a natural fit with our world-class portfolio of medical devices and supplies. Medline’s scale and extensive kitting operations are sure to drive more momentum for NAMIC products and deliver opportunities for efficiency for customers,” said Charlie Mills, Chief Executive Officer of Medline. “We have been very impressed with the quality of the products and the team behind them, and Medline intends to maintain manufacturing in Glens Falls. We look forward to joining the local business community and growing the business in the coming years.”

Barclays is serving as financial advisor, and Cadwalader, Wickersham & Taft is serving as legal advisor to AngioDynamics.

Conference Call

AngioDynamics’ management will host a conference call today at 5:00 p.m. ET to provide additional details about the transaction and the Company’s strategy. To participate in the conference call, dial 1-877-407-0784 (domestic) or 1-201-689-8560 (international) and refer to the passcode 13689968.

This conference call and the accompanying presentation will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 8:00 p.m. ET on Wednesday, April 17, 2019, until 11:59 p.m. ET on Wednesday, April 24, 2019. To hear this recording, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter the passcode 13689968.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

About Medline Industries, Inc.

Medline is a healthcare company: a manufacturer, distributor and solutions provider focused on improving the overall operating performance of healthcare. Medline works with both the country’s largest healthcare systems and independent facilities across the continuum of care to provide the clinical and supply chain resources required for long-term financial viability in delivering high quality care. With the size of one of the country’s largest companies and the agility of a family-owned business, Medline is able to invest in its customers for the long-term and rapidly respond with customized solutions. Headquartered in Northfield, Ill., Medline has 20,000+ employees worldwide and does business in more than 90 countries. Learn more about Medline at www.medline.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding  AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2018. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.